Exhibit 99.8
Execution Copy
STANDBY PURCHASE AGREEMENT
THIS AGREEMENT is made as of September 23, 2009,
BETWEEN
PRIMARY ENERGY RECYCLING CORPORATION, a corporation existing under the laws of British Columbia (“PERC”),
- and -
WEST FACE LONG TERM OPPORTUNITIES LIMITED PARTNERSHIP, a limited partnership existing under the laws of Ontario (“West Face LP”),
- and -
WEST FACE LONG TERM OPPORTUNITIES (USA) LIMITED PARTNERSHIP, a limited partnership existing under the laws of Delaware (“West Face USA LP”),
- and -
WEST FACE LONG TERM OPPORTUNITIES MASTER FUND L.P., a limited partnership existing under the laws of the Cayman Islands (“West Face Master LP”),
- and -
SOF INVESTMENTS, L.P., a limited partnership existing under the laws of Delaware (“SOF,” and collectively with West Face LP, West Face USA LP and West Face Master LP, the “Standby Purchasers”).
     WHEREAS PERC is proposing to secure refinancing (the “Refinancing”) of the Credit Facility.
     WHEREAS PERC proposes to effect an offering of Rights to acquire Subscription Receipts, each Subscription Receipt being issuable in accordance with the terms and conditions of the Subscription Receipt Agreement pursuant to a short form prospectus, to be used to fund a portion of the Refinancing; and
     WHEREAS the Standby Purchasers propose to (on a several and not joint basis) purchase all of the Subscription Receipts offered under the Rights Offering that are not otherwise purchased under the Rights Offering, on the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.
ARTICLE 1
INTERPRETATION
1.1	Definitions. In this Agreement, unless something in the subject matter is inconsistent therewith:
“1933 Act” means the United States Securities Act of 1933, as amended, including the rules and regulations adopted by the SEC thereunder.
“1934 Act” means the United States Securities Exchange Act of 1934, as amended, including the rules and regulations adopted by the SEC thereunder.
“Additional Subscription Privilege” means the entitlement of a holder of Rights, who has exercised in full the Basic Subscription Privilege, to subscribe pursuant to the Rights Offering for additional Subscription Receipts (if such are available), as such entitlement is further detailed in the Prospectus.
“Affiliate” has the meaning ascribed thereto under National Instrument 45-106 — Prospectus and Registration Exemptions, and in the case of the Standby Purchasers or Substituted Standby Purchasers includes all investment funds and other Persons that the Standby Purchasers or Substituted Standby Purchasers, as the case may be, or an Affiliate of the Standby Purchasers or Substituted Standby Purchasers, manages or exercises control over or in respect of which it has discretionary trading authority over such investment fund’s or Person’s investments.
“Basic Subscription Privilege” means the entitlement of a holder of Rights to subscribe pursuant to the Rights Offering for Subscription Receipts, at a price equal to the Subscription Price per Subscription Receipt, for the number of Rights held multiplied by the Rights Ratio, as such entitlement is further detailed in the Prospectus.
“Blue Sky States” means the states of the United States set out in Schedule A.
“Business Day” means any day, other than a Saturday or a Sunday, upon which banks are open for business in the City of Toronto.
“Canadian Securities Commissions” means, collectively, the securities commissions or similar securities regulatory authorities of the Canadian Qualifying Jurisdictions.
“Closing Date” means two Business Days following the Expiry Date, or such other date as may be agreed by PERC and the Standby Purchasers, which in no event will be later than February 23, 2010.
“Closing Time” has the meaning set forth in Section 7.1.
“Common Shares” means the common shares in the capital of PERC.

“Credit Facility” means the credit facility dated August 24, 2005 between, among others, a syndicate of financial institutions and Primary Energy Operations LLC, as amended on June 13, 2007, November 30, 2007, April 7, 2009 and August 24, 2009.
“Expiry Date” means the date on which the Rights will expire and become null and void as set out in the Final Prospectus, such date being expected to be on or about the twenty-first day following the date on which the Final Prospectus is mailed to Persons who are holders of Shares.
“Expiry Time” means 4:00 p.m. (Toronto time) on the Expiry Date.
“Final Prospectus” means the (final) short form prospectus to be filed by PERC with the Canadian Securities Commissions in connection with the Rights Offering, as amended by any Prospectus Amendment.
“Form F-7” has the meaning set forth in Section 3.1(e).
“Governmental Entity” means any: (i) multinational, federal, provincial, state, territorial, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.
“Indemnified Party” has the meaning set forth in Section 10.3.
“Indemnifying Party” has the meaning set forth in Section 10.3.
“Laws” means any and all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, instruments, policies, guidelines, and general principles of common law and equity, binding on or affecting the Person referred to in the context in which the word is used.
“Material Adverse Change” means any change, development, event or occurrence with respect to the business, condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), capital, cash flow, operations, or results of operations or prospects of PERC and its subsidiaries, on a consolidated basis, that is, or would reasonably be expected to be, material and adverse to PERC and its subsidiaries, on a consolidated basis but does not include (a) any changes in economic, regulatory or political conditions to the steel or recyclable energy industries generally; (b) any changes in financial markets generally or foreign exchange rates; or (c) any change, event, occurrence or state of facts that arises out of or results from the announcement or pendency of the transactions contemplated by this Agreement or the Refinancing.
“Material Subsidiaries” means Primary Energy Recycling Holdings LLC, Primary Energy Operations LLC, Portside Energy LLC, North Lake Energy LLC, Ironside Energy LLC, Coke Energy LLC and Harbour Coal, LLC.
“Misrepresentation” has the same meaning as in Section 1(1) of the Securities Act;

“Offering Amount” has the meaning set forth in Section 2.2.
“Person” means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, trust, estate, custodian, trustee, executor, administrator, nominee or other entity or organization, including (without limitation) a Governmental Entity or political subdivision or an agency or instrumentality thereof.
“Preliminary Prospectus” means the preliminary short form prospectus expected to be filed on the date hereof with the Canadian Securities Commissions in connection with the Rights Offering, a draft copy of which has been provided to the Standby Purchasers.
“Prospectus” means, collectively, the Preliminary Prospectus, the Final Prospectus, and any Prospectus Amendment.
“Prospectus Amendment” means any amendment to the Preliminary Prospectus or the Final Prospectus.
“Public Documents” means the Preliminary Prospectus, the Final Prospectus and the Form F-7, including all documents incorporated by reference therein.
“Qualifying Jurisdictions” means (x) all of the provinces and territories of Canada (the “Canadian Qualifying Jurisdictions”), (y) all of (1) the United States and (2) the Blue Sky States (collectively, the “U.S. Qualifying Jurisdictions”).
“Record Date” means the record date for the Rights Offering that will be established by PERC in the Final Prospectus.
“Refinancing” has the meaning as set out in the Recitals.
“Registration Rights Agreement” means a registration rights agreement to be entered into by PERC in favour of the Standby Purchasers and any Substituted Standby Purchaser(s), as applicable.
“Release Condition” means that PERC has obtained debt financing in an amount and on terms and conditions acceptable to PERC and the Standby Purchasers, acting reasonably, which debt financing, together with the Offering Amount, together with any interest earned thereon, if and when released to PERC, will be used to close the Refinancing.
“Release Deadline” means 5:00 p.m. (Toronto time) on February 23, 2010.
“Return Date” means, if the Release Condition has not previously been satisfied, the release certificate, contemplated by the Subscription Receipt Agreement, has not been delivered or the press release, contemplated by the Subscription Receipt Agreement, has not been issued, the earliest of (i) the Release Deadline, (ii) the date upon which PERC contemporaneously delivers a notice to the Trustee and the Standby Purchasers in respect of a Return Event, and (iii) the date upon which the Standby Purchasers contemporaneously deliver a notice to the Trustee and PERC following the occurrence of an event described in clause (ii) or (iii) of the definition of Return Event, provided that, for greater certainty, PERC has not previously provided a notice to the Trustee in respect of a Return Event;

“Return Event” means, if the Release Condition has not previously been satisfied, the earliest of (i) an event, fact or circumstance that occurs on or prior to the Release Deadline which, in the reasonable opinion of PERC, causes PERC to be unable to satisfy the Release Condition on or before the Release Deadline; (ii) PERC voluntarily commencing any proceeding or filing any petition seeking liquidation, reorganization, winding up, adjustment, protection, composition of it or its debts or other relief under the bankruptcy, insolvency, receivership or similar law of any applicable jurisdiction; or (iii) the commencement of an involuntary proceeding or the filing of an involuntary petition seeking liquidation, reorganization, winding up, adjustment, protection, composition of PERC or its debts or other relief in respect of PERC or its debts under any bankruptcy, insolvency, receivership or similar law of any applicable jurisdiction and (A) substantially all of the relief sought in such proceeding or petition is granted and remains undismissed for a twenty day period or (B) such proceeding or petition shall continue unstayed or undismissed for such twenty day period.
“Rights” means the transferable rights to subscribe for Subscription Receipts offered by PERC pursuant to the Rights Offering pursuant to the Basic Subscription Privilege and the Additional Subscription Privilege at the Subscription Price.
“Rights Offering” means the offering by PERC of Rights to the holders of Shares (including, for greater certainty and without limitation, any Rights held by CDS Participants (as defined in the Prospectus) on behalf of “Ineligible Holders” as defined in the Prospectus) to purchase Subscription Receipts at the Subscription Price, undertaken in accordance with Article 2.
“Rights Ratio” has the meaning as set out in Section 2.3.
“SEC” means the United States Securities and Exchange Commission.
“Securities” means, collectively, the Rights, the Subscription Receipts issuable upon exercise of the Rights and the Common Shares underlying the Subscription Receipts.
“Securities Act” means the Securities Act (Ontario), as amended.
“Securities Commissions” means, collectively, the securities commissions or similar securities regulatory authorities of the Qualifying Jurisdictions including the SEC.
“Securities Laws” means all applicable securities Laws (including, for the avoidance of doubt, applicable Securities Laws of the Blue Sky States) of each of the Qualifying Jurisdictions and the applicable rules of the TSX.
“SEDAR” means the System for Electronic Document Analysis and Retrieval (SEDAR) as further described within National Instrument 13-101 — System for Electronic Document Analysis and Retrieval (SEDAR) of the Canadian Securities Administrators.
“Shares” means the Common Shares that are issued and outstanding as of the Record Date.
“Standby Commitment” has the meaning set forth in Section 2.2.

“Standby Purchaser Blue Sky States” means Delaware, New York and Connecticut.
“Standby Purchaser Rights Offering Subscription Receipts” means the Subscription Receipts issuable to each Standby Purchaser and its Substituted Standby Purchaser(s), as applicable, pursuant to the exercise of their respective Rights.
“Standby Purchasers” has the meaning given on the cover page of this Agreement.
“Standby Subscription Receipts” has the meaning set forth in Section 2.2.
“Subscription Price” has the meaning as set out in Section 2.3.
“Subscription Receipts” means the subscription receipts of PERC convertible into Common Shares pursuant to the terms and conditions of the Subscription Receipt Agreement;
Substituted Purchaser Conditions” means, in respect of an Affiliate of either of the Standby Purchasers that such Standby Purchaser proposes to be a Substituted Standby Purchaser (the “Proposed Person”) as contemplated in Section 2.2, a Person that satisfies the following conditions:
(a)	the Proposed Person makes each of the representations and warranties of the Standby Purchasers set forth in Section 6.1, and, to the extent applicable, in (b)(i) and (ii) below, subject in each case to Section 6.2, mutatis mutandis, pursuant to a letter of representations in form satisfactory to PERC, acting reasonably, executed and delivered by the Proposed Person to PERC; and
(b)	if the Proposed Person is resident in or otherwise subject to the laws of a jurisdiction other than a Canadian or U.S. Qualifying Jurisdiction, (i) the purchase of the relevant Standby Subscription Receipts by the Proposed Person would comply with the laws of such jurisdiction; (ii) PERC would not, as a result of such purchase, be obliged to register the relevant Standby Subscription Receipts or any Common Shares underlying such Subscription Receipts or file a prospectus or other disclosure document, or be obliged to make any filings or become subject to any reporting or disclosure obligations that it is not already obligated to make or by virtue of this transaction will be obligated to make, in each case pursuant to the laws of any jurisdiction, other than as contemplated hereby; and (iii) the Proposed Person has delivered to PERC an opinion of counsel qualified in such jurisdiction, satisfactory to PERC, acting reasonably, to the effect referred to in (b)(i) and (ii).
“Substituted Standby Purchasers” has the meaning set forth in Section 2.2.
“Subscription Receipt Agreement” means the subscription receipt agreement to be entered into between PERC, the Standby Purchasers and the Trustee providing for the creation and issue of the Subscription Receipts.
“Trading Observation Period” means the period of twenty-five (25) calendar days ending on the Business Day immediately preceding the Business Day the Final Prospectus is filed with the Canadian Securities Commissions.

“Trustee” means the trustee appointed under the terms of the Subscription Receipt Agreement.
“TSX” means the Toronto Stock Exchange.
“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.
“VWAP” means the volume-weighted average trading price of the Common Shares, calculated by dividing the aggregate dollar amount of the trades of Common Shares during the Trading Observation Period by the aggregate number of Common Shares traded during the Trading Observation Period, as reported on the Bloomberg line of Bloomberg screen “PRI CN [EQUITY] VWAP” for the Trading Observation Period.
“Weekly Diligence Date” has the meaning set forth in Section 3.1(j).
1.2	Headings, etc. The division of this Agreement into articles, sections, paragraphs and clauses and the provision of headings are for the convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms “this agreement”, “hereof’, “hereunder” and similar expressions refer to this Agreement as a whole and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to articles, sections, paragraphs or clauses are to articles, sections, paragraphs or clauses of this Agreement.
1.3	Plurality and Gender. Words importing the singular number only will include the plural and vice versa, words importing any gender will include all genders and the words importing Persons will include individuals, partnerships, trusts, corporations, governments and governmental authorities.
1.4	Currency. Unless otherwise specifically stated, all references to dollars and cents in this Agreement are to the lawful currency of Canada.
1.5	Governing Law. This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party hereby unconditionally and irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of all matters arising out of this Agreement.
1.6	Severability. If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect. The parties hereto agree to negotiate in good faith a substitute provision which will be as close as possible to the intention of any invalid or unenforceable provision as may be valid or enforceable. The invalidity or unenforceability of any provision in any particular jurisdiction will not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

1.7	Statutes. Any reference to a statute, act or law will include and will be deemed to be a reference to such statute, act or law and to the regulations, instruments and policies made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute, act or law that may be passed which has the effect of supplementing or superseding such statute, act or law so referred to.
ARTICLE 2
STANDBY COMMITMENT
2.1	Conduct of Rights Offering. Subject to and in accordance with the terms hereof, PERC agrees to issue, in accordance with Securities Laws and pursuant to the Prospectus, the Rights to all holders of Shares. Subject to and in accordance with the terms hereof, PERC also agrees to offer, in accordance with Securities Laws and pursuant to the Prospectus, the Subscription Receipts issuable upon the exercise of the Rights to Persons that are the holders of Rights in the Qualifying Jurisdictions.
2.2	Standby Commitment. Subject to and in accordance with the terms hereof, each of the Standby Purchasers hereby severally and not jointly agrees to purchase from PERC (or to cause to be purchased from PERC by one or more of its Affiliates as the Standby Purchasers designate in a notice to PERC and that satisfies the Substituted Purchaser Conditions, in each case not less than two Business Days prior to the Closing Date (each such Affiliate referred to as a “Substituted Standby Purchaser”)), and PERC hereby agrees to sell to the Standby Purchasers or any Substituted Standby Purchasers, as the case may be, at the Subscription Price and on the Closing Date, all of the Subscription Receipts that were not otherwise subscribed for and taken up under the Rights Offering by holders of Rights prior to the Expiry Time (including pursuant to the Additional Subscription Privilege) (the “Standby Subscription Receipts”). In this regard each of the Standby Purchasers severally agrees to exercise its Basic Subscription Privilege in accordance with Section 6.1(f) and agrees to acquire the Standby Subscription Receipts in the proportion set forth opposite its name in Schedule B. The aggregate number of the Subscription Receipts to be purchased pursuant to this Section 2.2 will be equal to: (i) the number of Subscription Receipts authorized to be issued on the Record Date pursuant to the exercise of the Rights, minus (ii) the number of Subscription Receipts subscribed for and taken up under the Rights Offering by holders of Rights (including, for greater certainty and without limitation, pursuant to the Additional Subscription Privilege and any Subscription Receipts subscribed for and taken up under the Rights Offering by the Standby Purchasers or the Substituted Standby Purchasers) (such commitment referred to as the “Standby Commitment”), provided that the gross amount to be delivered in trust pursuant to the Subscription Receipt Agreement as a result of the Rights Offering will be U.S.$50,000,000 (the “Offering Amount”) and no more or less. No Standby Purchaser will be responsible or liable for any breach or default by any other Standby Purchaser of such Standby Purchaser’s obligations hereunder.
2.3    Price Determination.
(a)	The subscription price (the “Subscription Price”) will be equal to the lesser of:

(i)	U.S.$0.70; and
(ii)	0.50 multiplied by the VWAP and converted to U.S. dollars based on the noon rate as quoted by the Bank of Canada on the Business Day immediately preceding the date on which the Final Prospectus is filed with the Canadian Securities Commissions, rounded down to the nearest U.S. cent.
(b)	The rights ratio (the “Rights Ratio”) is equal to any number such that the product of: (i) the Subscription Price; and (ii) the number of Common Shares outstanding on the date hereof, being 37,964,706 Common Shares, multiplied by such Rights Ratio, is a dollar amount which is not greater than or less than the Offering Amount.
(c)	Immediately following completion of the Trading Observation Period and prior to the filing of the Final Prospectus, PERC, in consultation with the Standby Purchasers, will calculate the Subscription Price and the Rights Ratio as set out in this Section 2.3 and will provide the Standby Purchasers with written notice thereof for their approval, acting reasonably.
2.4	Timing of Rights Offering. Subject to and in accordance with the terms hereof, PERC agrees that it will file with the Canadian Securities Commissions: (i) the Preliminary Prospectus on or about the date hereof; and (ii) the Final Prospectus on or before the day which is two Business Days following the date on which all necessary approvals and consents are received from the Canadian Securities Commissions and the TSX that are necessary or advisable, in PERC’s opinion, acting reasonably, to proceed with the filing of the Final Prospectus and completion of the Rights Offering. PERC will use commercially reasonable efforts to obtain a receipt (or analogous decision document) as soon as possible following the filing of each of the Preliminary Prospectus and Final Prospectus with the Canadian Securities Commissions.
2.5	Payment for Standby Subscription Receipts. Subject to and in accordance with the terms hereof, on the Closing Date, each Standby Purchaser will pay or will cause its Substituted Standby Purchasers to pay, as the case may be, in immediately available funds by wire transfer to an account designated by the Trustee, the aggregate Subscription Price that is in respect of the Standby Subscription Receipts to be purchased by it hereunder and PERC will direct its transfer agent to issue the Standby Subscription Receipts to the Standby Purchasers or Substituted Standby Purchasers, as the case may be.
2.6	Restrictions on Sale. Each of the Standby Purchasers agrees, and agrees to cause its Substituted Standby Purchaser(s) if any, not to sell or distribute, directly or indirectly, its Standby Subscription Receipts or Standby Purchaser Rights Offering Subscription Receipts, without the written consent of PERC, acting reasonably.
2.7     Fee to Standby Purchasers.
(a)	Subject to Section 2.7(c) and the performance by West Face LP, West Face USA LP and West Face Master LP of their respective obligations hereunder, in consideration solely for the Standby Commitment, PERC will and is hereby directed to pay to West Face Capital Inc. (“West Face”), the manager of West Face LP, West Face USA LP and West Face Master LP, and West Face will be entitled to receive, fees in an amount equal to 2% of the Offering Amount (including, for greater certainty, subscription amounts paid for such Subscription Receipts as are subscribed for and taken up under the Rights Offering by each of West Face LP, West Face USA LP and West Face Master LP, any Substituted Standby Purchasers or any Affiliate of West Face or purchased pursuant to the Standby Commitment), such fee being U.S.$1,000,000. It is the intention of PERC to constitute West Face LP, West Face USA LP and West Face Master LP as trustees for West Face of the covenant of PERC under this Section 7.2(a) with respect to West Face and West Face LP, West Face USA LP and West Face Master LP agree to accept such trust and to hold and enforce such covenant on behalf of West Face.
(b)	Subject to Section 2.7(c) and the performance by SOF of its obligations hereunder, in consideration solely for the Standby Commitment, PERC will pay to, and SOF will be entitled to receive, fees in an amount equal to 2% of the Offering Amount (including, for greater certainty, subscription amounts paid for such Subscription Receipts as are subscribed for and taken up under the Rights Offering by SOF, any Substituted Standby Purchasers or any Affiliate of SOF or purchased pursuant to the Standby Commitment), such fee being U.S.$1,000,000.
(c)	The amounts contemplated in paragraphs (a) and (b) above, will be paid by PERC contemporaneously with the closing of the Refinancing, provided, however, that if the Refinancing does not close and notice is provided to the Trustee in respect of a Return Event as contemplated in the Subscription Receipt Agreement, the amounts contemplated in paragraphs (a) and (b) above, will be paid by PERC immediately upon the delivery of such notice. Notwithstanding the foregoing, if the Release Condition is not satisfied on or before the Return Date because the Standby Purchasers, acting reasonably, do not consent to the terms and conditions of the Refinancing, which terms and conditions are acceptable to the Company and provided to the Standby Purchasers in writing, neither West Face nor SOF will be entitled to receive the amounts contemplated in paragraphs (a) and (b) above.
(d)	The amounts contemplated in paragraphs (a) and (b) above, will be paid by PERC, without set-off against any amount payable by the Standby Purchasers pursuant to Section 2.2, if applicable, or otherwise pursuant to the Rights Offering by the Standby Purchasers or any Affiliate of the Standby Purchasers, in immediately available funds by wire transfer to accounts designated by the Standby Purchasers, or by certified cheque payable to each of West Face and SOF, as the case may be.
2.8	Satisfaction of Release Condition. Promptly upon satisfaction of the Release Condition, PERC and the Standby Purchasers agree to execute a certificate evidencing that the Release Condition has been satisfied (the “Release Certificate”) and deliver the Release Certificate to the Trustee, in accordance with the terms and conditions of the Subscription Receipt Agreement. Notwithstanding the foregoing, PERC and the Standby Purchasers agree that if any material claim, action, suit or proceeding (a “Material Suit”), is commenced against PERC prior to the date of the closing of the Refinancing, such proceedings seeking any relief on the basis that the Final Prospectus or any Prospectus Amendment contained a Misrepresentation (or a misrepresentation under other application securities legislation in Canada), neither PERC nor the Standby Purchasers will deliver or have any obligation to deliver the Release Certificate unless PERC and the Standby Purchaser agree that notwithstanding the Material Suit, the Release Certificate should be delivered to the Trustee.
ARTICLE 3
COVENANTS OF PERC
3.1	Subject to and in accordance with the terms hereof, PERC undertakes and agrees with and in favour of the Standby Purchasers that:
(a)	Preliminary Prospectus. It will prepare and, on or about the date hereof, it will file with the Canadian Securities Commissions, the Preliminary Prospectus (in the English and French languages, as appropriate), relating to the proposed distribution of the Rights and Subscription Receipts including the Standby Subscription Receipts.
(b)	Final Prospectus and Qualification. As provided in Section 2.4, it will file with the Canadian Securities Commissions, and (to the extent provided below) with the SEC, the Final Prospectus (in the English and French languages, as appropriate) relating to the proposed distribution of the Rights and the Subscription Receipts, including the Standby Subscription Receipts, and take all other steps and proceedings that may be necessary in order to qualify the distribution of the Rights and the Subscription Receipts including the Standby Subscription Receipts in each of the Canadian Qualifying Jurisdictions in which the Final Prospectus has been filed.
(c)	Supplementary Material. If required by Securities Laws, it will prepare any amendments to the Prospectus or any documentation supplemental thereto or any amending or supplemental documentation or any similar document required to be filed by it under the Securities Laws. It will also promptly, and in any event within any applicable time limitation, comply with all applicable filing and other requirements under the Securities Laws as a result of any Material Adverse Change.
(d)	Consents and Approvals. It will use its commercially reasonable efforts to obtain all necessary consents, approvals or exemptions for the creation, offering and issuance of the Securities, the Standby Subscription Receipts and the Common Shares underlying the Standby Subscription Receipts in all Qualifying Jurisdictions as contemplated herein and in the Prospectus and the entering into and performance by it of this Agreement (including, for greater certainty and without limitation, the issuance of the Rights, the Subscription Receipts issuable upon the exercise of the Rights and the Common Shares underlying the Subscription Receipts, as well as the issuance to the Standby Purchasers or the Substituted Standby Purchasers as applicable of the Standby Subscription Receipts).
(e)	Form F-7 and Standby Purchaser Blue Sky States. It will (i) prepare and file with the SEC (and pay any required fees in connection therewith) on the date that it files the Final Prospectus with the Canadian Securities Commissions, a registration statement on Form F-7 with respect to the issuance of Subscription Receipts upon exercise of the Rights and the conversion of the Subscription Receipts into Common Shares (the “Form F-7”) and cause such Form F-7 to become immediately effective and to remain effective until the distribution contemplated therein has been completed; (ii) prepare and file with the SEC such amendments and supplements to such Form F-7 as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Form F-7; and (iii) take all action as may be required or appropriate to register and qualify the Standby Subscription Receipts, the Standby Purchaser Rights Offering Subscription Receipts and in each case the Common Shares issuable upon conversion of such Subscription Receipts for sale in the Standby Purchaser Blue Sky States, or to perfect any available exemption from the registration requirements thereof (including the payment of any required fees in connection therewith).
(f)	Cease Trade Order or Other Investigation. From the date hereof through the earlier of: (i) the Closing Date; and (ii) the termination of this Agreement, it will immediately notify the Standby Purchasers in writing of any written demand, request or inquiry (formal or informal) by any Securities Commission, the TSX or other Governmental Entity that concerns any matter relating to the affairs of PERC that may affect the Rights Offering, the transactions contemplated herein, or any other matter contemplated by this Agreement, or that relates to the issuance, or threatened issuance, by any such authority of any cease trading, stop or similar order or ruling relating to any securities of PERC. Any notice delivered to the Standby Purchasers as aforesaid will contain reasonable details of the demand, request, inquiry, order or ruling in question. PERC will use best efforts to prevent the issuance of any orders contemplated in this Section 3.1(f) and, if issued, to obtain their prompt withdrawal.
(g)	TSX Listing. It will take all action as may be required and appropriate so that the Rights, the Subscription Receipts issuable upon exercise of the Rights, the Standby Subscription Receipts and the Common Shares underlying the Subscription Receipts and the Standby Subscription Receipts have been conditionally approved for listing on the TSX, subject to receipt of customary final documentation.

(h)	Applicable Laws. It will take all action as may be necessary and appropriate so that the Rights Offering, the issuance and sale of the Standby Subscription Receipts and the other transactions contemplated in this Agreement will be effected in accordance with all applicable Securities Laws and in particular, will make and/or obtain all necessary filings, approvals, orders, rulings and consents of all relevant securities regulatory authorities, third parties and other Governmental Entities, including all necessary regulatory approvals required under National Instrument 45-101 — Rights Offerings required in connection with the Rights Offering and the purchase of Subscription Receipts by the Standby Purchasers as contemplated by this Agreement. It will consult with the Standby Purchasers and their respective advisors upon their reasonable request regarding the manner in which the Rights Offering, the issuance and sale of the Standby Subscription Receipts and the other transactions contemplated herein will comply with all applicable Securities Laws. It will provide to the Standby Purchasers and their advisors copies of any documents that are to be submitted by it to any Securities Commission or other regulatory authority for such purpose prior to being so submitted. It will give the Standby Purchasers and their advisors an opportunity to comment on the foregoing, and it will not file the Preliminary Prospectus, the Form F-7, the Final Prospectus or any Prospectus Amendment without first obtaining approval from the Standby Purchasers after consultation with the Standby Purchasers with respect to the form and content thereof, which approval will not be unreasonably withheld, conditioned or delayed.
(i)	Corporate Existence. In the event of a merger, consolidation or sale of all or substantially all of its assets, PERC will ensure that the surviving successor entity in such transaction assumes its obligations hereunder.
(j)	Due Diligence. Prior to the filing of each of the Preliminary Prospectus, the Form F-7 and the Final Prospectus, PERC will allow the Standby Purchasers to conduct all due diligence investigations which they determine to be required, acting reasonably. In addition, from the time receipts are issued by or on behalf of Securities Commissions in the Canadian Qualifying Jurisdictions for the Final Prospectus to the time of Closing, on a weekly basis (including, for greater certainty, on or immediately prior to the Closing Date), PERC will provide the Standby Purchasers with the information contemplated in Sections 4.1(a) and (c) or confirmation that there is nothing to report pursuant to those provisions (the day such information or confirmation is given being the “Weekly Diligence Date”), and allow the Standby Purchasers on such Weekly Diligence Dates to conduct all due diligence investigations, by submitting questions or requests to Michael Alverson, for forwarding to appropriate PERC management to provide full responses (to be delivered orally or in writing) and, in the case of the final reporting date which will fall on or immediately prior to the Closing Date, oral due diligence may be conducted with officers of PERC, which they determine to be required, acting reasonably, for the purpose of determining if any material fact adverse to the interests of PERC or a Material Adverse

Change has arisen as from the date of, and from the information disclosed in, the Final Prospectus. Furthermore, until the closing of the Refinancing, PERC will permit the Standby Purchasers and their advisors to conduct all due diligence investigations which the Standby Purchasers reasonably require in connection with the Standby Purchasers’ review of the Refinancing.
(k)	Obtaining of Report. It will cause Computershare Investor Services Inc. to deliver to the Standby Purchasers, as soon as is practicable following the Expiry Time, details concerning the total number of Rights duly subscribed and paid for by holders of Rights under the Rights Offering, including those Rights subscribed and paid for pursuant to the Additional Subscription Privilege.
(l)	Mailing of Materials. It will use commercially reasonable efforts to effect and complete the mailing of commercial copies of the Final Prospectus to each of the registered holders of the Common Shares as soon as possible following the Record Date and to the beneficial holders of Common Shares in the manner contemplated by National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer as soon as possible following the Record Date.
(m)	Use of Proceeds. The amounts paid in trust by holders of Rights pursuant to the Rights Offering and by the Standby Purchasers or the Substituted Standby Purchasers pursuant to the sale and issuance by PERC of the Standby Subscription Receipts hereunder, as applicable, to in turn be paid into trust by Computershare Investor Services Inc. on behalf of the holders of Subscription Receipts and administered in accordance with the terms of the Subscription Receipt Agreement, will be used as described under the heading “Use of Proceeds” in the Prospectus and for no other purpose, unless otherwise agreed to in writing by the Standby Purchasers.
(n)	No issuance of Securities. Other than as contemplated by this Agreement, during the period from the date hereof until the Closing Date, PERC will not issue any Securities or securities convertible or exchangeable into Securities.
(o)	Continuing Information Delivery Obligation. Unless PERC is (i) subject to section 13 or 15(d) of the 1934 Act, or (ii) exempt from reporting pursuant to Rule 12g3-2(b) under the 1934 Act, for so long as any of the Standby Purchasers or Substituted Standby Purchasers, as applicable, hold any Subscription Receipts or Common Shares that are not freely tradeable under Rule 144(b)(1) under the 1933 Act, PERC will furnish to the Standby Purchasers or Substituted Standby Purchasers, as applicable, and to prospective investors or purchasers designated by the Standby Purchasers or Substituted Standby Purchasers, as applicable, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act. In addition, if PERC has securities registered under Section 12(b) or Section 12(g) of the 1934 Act, for so long as any of the Standby

Purchasers or Substituted Standby Purchasers, as applicable, hold any Subscription Receipts or Common Shares which may be eligible for sale pursuant to Rule 144 under the 1933 Act (and any other applicable rule or regulation of the SEC that may at any time permit the Standby Purchasers or Substituted Standby Purchasers, as applicable, to sell the Subscription Receipts or Common Shares in the United States to the public without registration), in order to provide the Standby Purchasers or Substituted Standby Purchasers, as applicable, the benefits of Rule 144 under the 1933 Act (and any other such applicable rule or regulation of the SEC, PERC will make and keep public information available, as defined in Rule 144, all to the extent required from time to time to enable such Standby Purchasers or Substituted Standby Purchasers, as applicable, to sell Subscription Receipts or Common Shares without registration under the 1933 Act pursuant to Rule 144. Upon the request of any Standby Purchaser or Substituted Standby Purchaser, PERC will deliver to such holder a written statement as to whether it has complied with such information and requirements.
(p)	Resales. In addition to the other covenants of PERC set forth herein, PERC agrees to the following in connection with any sale (each a “Sale”) of Common Shares issuable upon the exchange of the Standby Purchaser Rights Offering Subscription Receipts or the Standby Subscription Receipts (the “Standby Purchaser Common Shares”) by any Standby Purchaser or Substituted Standby Purchaser or any of their respective Affiliates (each a “Seller”) to any Person:
(i)	PERC will not object to the Sale, provided that such Sale is conducted in accordance with all applicable Securities Laws.
(ii)	In connection with any Sale that is intended to comply with Regulation S promulgated pursuant to the 1933 Act, PERC agrees that the execution and delivery of a certificate substantially in the form of Schedule D attached hereto (a “Certificate”) by the Seller will constitute complete and satisfactory evidence of compliance with all applicable Securities Laws within the meaning of clause (i) above; provided, however, if the Seller and its Affiliates beneficially own in excess of 20% of the outstanding capital stock of PERC, such Certificate will constitute complete and satisfactory evidence of compliance with all applicable Securities Laws within the meaning of clause (i) above other than the determination of whether such Seller is an “affiliate” of PERC within the meaning of Rule 405 promulgated under the 1933 Act, but will be considered as evidence that such Seller is not such an “affiliate” of PERC.
(iii)	If true at such time, PERC will provide the Seller, promptly upon Seller’s request, a certificate stating that (i) the Standby Purchaser Common Shares are not of the same class as securities listed on a national securities exchange registered under Section 8 of the 1934

Act, or quoted in a U.S. automated inter-dealer quotation system, or securities convertible or exchangeable for securities so listed or quoted; (ii) PERC is a “foreign issuer” within the meaning of Rule 902(e) of Regulation S; (iii) PERC has not engaged in any “directed selling efforts” in the U.S. within the meaning of Rule 902(c) of Regulation S; and (iv) there is no “substantial U.S. market interest” with respect to the class of securities to be offered or sold within the meaning of Rule 902(j) of Regulation S.
(iv)	Following the closing, PERC will not engage in “directed selling efforts” in the U.S. with respect to the Standby Purchaser Common Shares.
(v)	PERC represents and warrants that it has reviewed this Section 3.1(p) and the form of Certificate with its attorneys and transfer agent and any other party whose approval or other efforts may be necessary in order to effectuate a Sale and that all such Persons have approved the Certificate and the procedures set forth in this Section 3.1(p).
(vi)	PERC will use its best efforts to cause its transfer agent and any other Person whose approval or efforts may be necessary in order to effectuate a Sale to so approve, process and effectuate the Sale.
(vii)	In connection with any Sale that is not effectuated on the TSX, PERC agrees, subject to compliance with applicable securities laws to use its reasonable best efforts to assist the Seller in effectuating such sale, including by making available to any offerees or prospective purchasers (1) such information regarding PERC and its business, operations and financial condition as the Seller may reasonably request, (2) members of management to discuss the business, operations and financial condition of PERC, and (3) such other information as the Seller may reasonably request in order to facilitate such Sale. Notwithstanding the foregoing, PERC will not be required to assist a Seller in identifying or soliciting any offerees or prospective purchasers.
(q)	Cooperation. PERC will cooperate, and cause its respective Affiliates, officers, employees, agents, auditors and other representatives to cooperate, with each Standby Purchaser or Substituted Standby Purchaser or any of their respective Affiliates by providing such information and assistance at such time and to the extent reasonably requested by any of such Persons (and in any event as promptly as is practicable following such request) in connection with the preparation and filing by any such Person of any return, declaration, report or similar statement (including any attached schedules) required to be filed by such Person with respect to its holdings from time to time of Rights, Standby Purchaser Rights Offering Subscription Receipts, Standby Subscription Receipts, Common Shares or other securities of PERC.

(r)	Subscription Receipts Agreement. PERC will enter into the Subscription Receipt Agreement on or prior to the filing of the Final Prospectus providing for the creation and issue of the Subscription Receipts containing customary terms and conditions for subscription receipts of this nature, such terms and conditions being consistent with the terms as described in the Final Prospectus and otherwise satisfactory to the Standby Purchasers, acting reasonably, including, for greater certainty, the Release Condition.
(s)	Registration Rights Agreement. PERC will enter into the Registration Rights Agreement on or prior to the filing of the Final Prospectus containing customary terms and conditions, such terms and conditions being satisfactory to the Standby Purchasers acting reasonably, pursuant to which, effective on the closing of the Refinancing and subject to the terms and conditions contained in such agreement, the Standby Purchasers will be granted registration rights, exercisable beginning 12 months following the closing of the Refinancing, and that will: (i) require that PERC file a registration statement with the SEC covering the Common Shares held by the exercising Standby Purchaser provided that the exercising Standby Purchaser is an “affiliate”, as that term is defined under the 1933 Act, of PERC at such time and (ii) require that PERC file a short form prospectus in Canada that qualifies the issuance of the Common Shares held by the exercising Standby Purchaser provided that such Standby Purchaser is unable to sell all or any of the Common Shares it beneficially owns without such sale being considered a “control distribution” under applicable Canadian securities laws.
ARTICLE 4
CHANGES
4.1 Material Change During Distribution.
(a)	During the period from the date of this Agreement to the Closing Date, PERC will promptly notify the Standby Purchasers in writing of the full particulars of any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of PERC and its subsidiaries taken as a whole.
(b)	During the period from the date of this Agreement to the date of filing of the Final Prospectus with the Canadian Securities Commissions, PERC will promptly notify the Standby Purchasers in writing of the full particulars of:
(i)	any material fact that has arisen or been discovered and that would be required to be disclosed in the Prospectus if filed on such date; and
(ii)	any change in any material fact contained in the Prospectus, including all documents incorporated by reference, which fact or change is, or may be, of such a nature as to result in a Misrepresentation in the Prospectus or that would result in the Prospectus not complying with applicable Securities Laws.
(c)	During the period from the date of filing of the Final Prospectus with the Canadian Securities Commissions to the Closing Date, PERC will, on a weekly basis on the Weekly Diligence Date, notify the Standby Purchasers in writing of the full particulars of:
(i)	any material adverse fact that has arisen or been discovered and that would be required to be disclosed in the Prospectus if filed on such date; and

(ii)	any change in any material fact contained in the Prospectus, including all documents incorporated by reference, which fact or change is, or may be, of such a nature as to result in a Misrepresentation in the Prospectus or that would result in the Prospectus not complying with applicable Securities Laws.
(d)	PERC will promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Standby Purchasers, acting reasonably, with all applicable filings and other requirements under the Securities Laws as a result of such fact or change. However, PERC will not file any Prospectus Amendment or other document without first obtaining approval from the Standby Purchasers, after consultation with the Standby Purchasers with respect to the form and content thereof, which approval will not be unreasonably withheld, conditioned or delayed. PERC will in good faith discuss with the Standby Purchasers any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) that is of such a nature that there is reasonable doubt whether written notice need be given under this Section 4.1.
4.2	Change in Securities Laws. If during the period of distribution to the public of the Rights or the Subscription Receipts, there will be any change in the Securities Laws that, in the opinion of the Standby Purchasers, acting reasonably, requires the filing of a Prospectus Amendment or an amendment to Form F-7, PERC will, to the satisfaction of the Standby Purchasers, acting reasonably, promptly prepare and file such Prospectus Amendment or an amendment to Form F-7 with the appropriate securities regulatory authority in each of the Qualifying Jurisdictions where such filing is required.
4.3	Change in Closing Date. If a material change occurs after the date of filing of the Final Prospectus with the Canadian Securities Commissions and prior to the Closing Date, then, subject to Article 9, the Closing Date will be, unless PERC and the Standby Purchasers otherwise agree in writing, the earlier of the previously scheduled Closing Date and the sixth Business Day following the date on which all applicable filings or other requirements of the Securities Laws with respect to such material change have been complied with in all Qualifying Jurisdictions and any appropriate documents obtained for such filings and notice of such filings from PERC or PERC’s counsel have been received by the Standby Purchasers however, in no event will the Closing Date be later than February 23, 2010.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PERC
5.1	PERC represents and warrants to each of the Standby Purchasers that:
(a)	PERC has been duly incorporated and organized and is validly existing and in good standing under the Laws of British Columbia and has all requisite corporate power to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the material conduct of its business or its ownership or leasing of material property requires such qualification.

(b)	The authorized capital of PERC consists of an unlimited number of Common Shares, of which there were, as of the Business Day immediately prior to the date hereof, 37,964,706 Common Shares issued and outstanding. Except as described in this subsection (b) and other than the Standby Purchasers and their respective designates as contemplated by this Agreement, no Person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from PERC, of any Common Shares.

(c)	Each of the Material Subsidiaries is duly incorporated and validly existing under the Laws of its jurisdiction of incorporation.

(d)	All issued and outstanding Common Shares have been duly authorized and validly issued, and are fully paid and non-assessable. When issued and delivered to the respective purchaser and paid for by the respective purchaser in accordance with the terms and conditions of the Rights Offering and/or the terms and conditions of this Agreement, the Securities, the Standby Subscription Receipts and the Common Shares underlying the Standby Subscription Receipts will be validly issued, fully paid and non-assessable and will be free and clear of all liens, pledges, claims, encumbrances, security interests and other restrictions, except for any restrictions on resale or transfer imposed by applicable Laws. The issuance of the Securities, the Standby Subscription Receipts and the Common Shares underlying the Standby Subscription Receipts will not be subject to any pre-emptive or similar rights (it being acknowledged by the Standby Purchasers that the number of Standby Subscription Receipts it may be entitled to receive pursuant to this Agreement will depend on the number of Subscription Receipts issued to those Persons who have exercised Rights prior to the Expiry Time).

(e)	The execution, delivery and performance by PERC of this Agreement:
(i)	has been duly authorized by all necessary corporate action on its part;

(ii)	does not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) violate its constating documents or by-laws or any resolution of the directors or shareholders of PERC or result in a breach of, a violation of, or constitute a default under, or conflict with, any provision of any material indenture, mortgage, note, agreement (written or oral), contract, joint venture, partnership agreement, lease, judgment, decree, order, licence or other material instrument to which PERC or any of its subsidiaries is a party or by which PERC or any of its subsidiaries or any of their respective properties or assets is bound; and

(iii)	will not result in the violation of any applicable Law;
excluding such breaches, violations or conflicts that would not, individually or in the aggregate, result in a Material Adverse Change or have a material adverse effect on the Rights Offering or on the other transactions contemplated hereunder.
(f)	This Agreement has been duly executed and delivered by PERC and constitutes a legal, valid and binding obligation of PERC, enforceable against it in accordance with its terms, subject only to: (i) any limitation under applicable Laws relating to bankruptcy, insolvency, arrangements or other laws of general application affecting the enforcement of creditors’ rights; and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(g)	PERC is a reporting issuer (or equivalent where applicable) in good standing in all of the Canadian Qualifying Jurisdictions and is in compliance in all material respects with all continuous and timely disclosure obligations under applicable Securities Laws of the Canadian Qualifying Jurisdictions, and, without limiting the generality of the foregoing, there has not occurred any Material Adverse Change since June 30, 2009 that has not been publicly disclosed, and except to the extent that information contained in a document is superseded by a document filed subsequently pursuant to Securities Laws, none of the documents filed by or on behalf of PERC pursuant to Securities Laws since June 30, 2009 contain a Misrepresentation at the date thereof. PERC is a “foreign private issuer” within the meaning of Rule 3b-4 promulgated pursuant to the 1934 Act.

(h)	PERC is qualified to file a prospectus in the form of a short form prospectus pursuant to the provisions of National Instrument 44-101 — Short Form Prospectus Distributions.

(i)	PERC meets and will continue to meet all eligibility requirements for use of Form F-7 until the completion of the distribution contemplated thereunder.

(j)	The Form F-7, when filed, will comply in all material respects with the requirements of the 1933 Act.

(k)	PERC is not registered, is not, and after giving effect to the offering and sale of the Securities, the Standby Subscription Receipts and the Common Shares

underlying the Standby Subscription Receipts and the application of the proceeds thereof, will not be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(l)	Each of the consolidated financial statements of PERC contained in the Public Documents, including those contained in each Public Document filed after the date hereof until the Closing Date: (i) complies or, when filed, will comply as to form in all material respects with all Securities Laws of the provinces and territories of Canada; (b) has been or, when filed, will have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis with those of the comparable prior period (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by applicable Securities Laws); and (c) fairly presents, or when filed will fairly present, in all material respects, the consolidated financial position of PERC and its subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements may omit notes which are not required in unaudited financial statements and are subject to normal and recurring year-end adjustments. As of the time they were filed, or as subsequently amended or superseded by a filing prior to the date of this Agreement, none of the documents publicly filed by or on behalf of PERC under PERC’s profile on SEDAR or with the SEC on or after January 1, 2008, including without limitation the Public Documents, contained any Misrepresentation.

(m)	No consent, approval, order or authorization of, or declaration with any Governmental Entity or any third party is required by or with respect to PERC or any of its Affiliates in connection with the execution and delivery of this Agreement or the consummation of the transactions by PERC contemplated hereby, other than the consents, approvals, or authorizations that may be required by the Securities Laws of any Qualifying Jurisdictions, all of which will be received by PERC on or prior to the Closing Date and other than customary post-closing filings in the U.S. Qualifying Jurisdictions in connection with the issuance of the Standby Subscription Receipts all of which has been or will be timely filed.

(n)	At the time of its filing and as at the Closing Date, the Prospectus did and will comply in all material respects with the requirements of applicable Securities Laws in the Canadian Qualifying Jurisdictions, and the Prospectus and Form F-7 will comply with the requirements of applicable Securities Laws in the U.S. Qualifying Jurisdictions; and at the time of its filing and as at the Closing Date, the information and statements contained therein are true and correct in all material respects, contain no Misrepresentation and constitute full, true and plain disclosure of all material facts (as such term is construed under the Securities Act) and do not omit any material facts relating to the Rights and the Subscription Receipts; provided that the foregoing will not apply to any information or statements contained in the Prospectus relating to the Standby Purchasers that the Standby Purchasers have specifically approved in writing for inclusion in such Prospectus.

(o)	At the Closing Date, the distribution of the Securities, the Standby Subscription Receipts and the Common Shares underlying the Standby Subscription Receipts by PERC will comply with applicable Securities Laws.

(p)	There are no legal or governmental proceedings pending, or to PERC’s knowledge, threatened to which PERC or any of its subsidiaries is a party and which, if determined adversely, would result in a Material Adverse Change, other than proceedings accurately described in all material respects in the Public Documents, and proceedings that would not have a Material Adverse Effect on the power or ability of PERC to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

(q)	PERC is not in material violation of any term or provision of the constating documents or by-laws of PERC or any resolution of the directors or shareholders of PERC or any material contract, mortgage, note, indenture, joint venture or partnership arrangement, agreement (written or oral) or other material instrument to which PERC or any of its subsidiaries is a party or by which PERC or any of its subsidiaries or any of their respective properties or assets is bound or any applicable Law excluding such breaches, violations or conflicts that would not individually or in the aggregate, have a Material Adverse Effect.

(r)	PERC is not in violation in any material respect of any of the rules and policies of the TSX, including (without limitation) the applicable listing requirements of the TSX, and its Common Shares are currently listed thereon.
5.2	Survival. All representations and warranties of PERC contained herein or contained in any document delivered pursuant to this Agreement or in connection with the Rights Offering herein contemplated, will survive the completion of the purchase of Subscription Receipts by the Standby Purchasers and will continue in full force and effect for a period of two years notwithstanding any investigation, inquiry or other steps which may be taken by or on behalf of the Standby Purchasers except for the representations and warranties of PERC set out in Sections 5.1(a), 5.1(d), 5.1(e) and 5.1(f) which will continue in full force and effect indefinitely.
ARTICLE 6
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF STANDBY PURCHASERS
6.1	Each of the Standby Purchasers represents, warrants and covenants, as applicable, on a several and not a joint basis, to PERC that:

(a)	It is a limited partnership existing under the laws of Ontario (in the case of West Face LP), or a limited partnership existing under the laws of Delaware (in the case of West Face USA LP), or a limited partnership existing under the laws of the Cayman Islands (in the case of West Face Master LP) or a limited partnership existing under the laws of Delaware (in the case of SOF) and that it has the power to enter into and perform its obligations under this Agreement.

(b)	The execution, delivery and performance by it of this Agreement:
(i)	has been duly authorized by all necessary action on its part;

(ii)	does not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, any of the terms or provisions of which they are a party or pursuant to which any of its assets or property may be affected that would, individually or in the aggregate, have a material adverse effect on the ability of it to perform its obligations hereunder; and

(iii)	will not result in the violation of any applicable Law that would not individually or in the aggregate have a material adverse effect on the ability of it to perform its obligations hereunder.
(c)	This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject only to: (i) any limitation under applicable Laws relating to bankruptcy, insolvency, arrangement or other laws of general application affecting the enforcement of creditors’ rights; and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)	No consent, approval, order or authorization of, or declaration with, any Governmental Entity is required by or with respect to it in connection with the execution and delivery of this Agreement or the consummation of the transactions by it contemplated hereby, other than:
(i)	consents, approvals, or authorizations that may be required by Securities Laws; and

(ii)	consents, approvals, authorizations, filings or notifications that may be required by any Securities Commissions or with any competition or antitrust authority, except where the failure to obtain such consents, approvals, orders or authorizations of, or make such declarations, filings or notifications with, any Governmental Entity, individually or in the aggregate, would not have a material adverse effect on the ability of such Standby Purchaser to perform its obligations hereunder.

(e)	It has, and on the Closing Date will have (regardless of the number of Rights that are exercised by the holders of Rights prior to the Expiry Time), the financial ability and sufficient funds to make and complete the payment for all of the Standby Subscription Receipts that it has committed to purchase pursuant to the Standby Commitment and the availability of such funds is not and will not be subject to the consent, approval or authorization of any other Person(s). It severally and not jointly acknowledges and covenants that it will in connection with Section 6.1 of National Instrument 45-101 – Rights Offerings deliver to PERC satisfactory evidence of the foregoing for delivery to the Canadian Securities Commissions at or prior to the time of filing of the Final Prospectus with the Canadian Securities Commissions.

(f)	Provided PERC has complied with the provisions of this Agreement required to be complied with on or prior to the Expiry Date, it will exercise its Basic Subscription Privilege in full and it agrees, as between it and the other Standby Purchaser and for the benefit of the other Standby Purchaser but not for the benefit of PERC, that it will acquire Subscription Receipts hereunder either pursuant to its Additional Subscription Privilege or through the acquisition of Standby Subscription Receipts in the proportion set forth opposite its name in Schedule B having regard to any exercises by the other Standby Purchaser of its Additional Subscription Privilege.

(g)	It, together with its respective Affiliates, directly or indirectly is the beneficial owner of, or exercises direction or control over, 409,200 Common Shares (in the case of West Face LP), 1,038,500 Common Shares (in the case of West Face USA LP), 1,132,315 Common Shares (in the case of West Face Master LP), or 5,031,682 Common Shares (in the case of SOF) and does not have any other exposure to or interests in any other Common Shares of PERC other than in the case of West Face Master LP (which representation, for clarity, is only given by West Face Master LP) which has entered into a cash settled derivative contract with an Canadian financial institution for the economic return on 500,000 Common Shares.

(h)	Subject to the provisions of this Agreement, it has had access to such information concerning PERC as it has considered necessary to enter into this Agreement and to undertake its obligations hereunder.

(i)	It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Standby Subscription Receipts that it is obliged to purchase pursuant to Section 2.2 (subject to the provisions hereof) and is able to bear the economic risks of such investment.

(j)	It, on its own behalf and also in respect of and on behalf of its Substituted Standby Purchaser(s), if any, that it and each of its Substituted Standby Purchaser(s), as applicable, is acquiring the Standby Purchaser Rights Offering Subscription Receipts and the Standby Subscription Receipts as

principal and for investment and not with a view to, and has not offered or sold any Standby Purchaser Rights Offering Subscription Receipts or Standby Subscription Receipts in connection with, the sale or distribution thereof.

(k)	If required under applicable Laws or Securities Laws or under the rules and policies of the TSX, it will execute, deliver and file and otherwise assist PERC in filing such required reports and such other required documents with respect to the issue of the Rights, Standby Purchaser Rights Offering Subscription Receipts and Standby Subscription Receipts, in a form satisfactory to it, acting reasonably, provided that PERC acknowledges and agrees that it has not engaged the Standby Purchasers to act as underwriters (as defined under applicable Securities Laws) and the Standby Purchasers will not be required to sign a certificate in the Prospectus in that capacity or any other capacity.

(l)	It will co-operate in a reasonable manner with PERC in obtaining such consents and approvals as are required in order to permit it to acquire all of the Standby Subscription Receipts that may be issued to it pursuant to this Agreement.

(m)	It will co-operate in a reasonable manner with PERC in the preparation and filing of the Prospectus to the extent information is required from it or is otherwise contemplated hereunder.

(n)	Either:
(i)	it is not a person in the United States and it is acquiring or will acquire any Standby Purchaser Rights Offering Subscription Receipts, any Standby Subscription Receipts and any Common Shares issuable on exchange of any Standby Purchaser Rights Offering Subscription Receipts or Standby Subscription Receipts in accordance with Rule 903 under the 1933 Act, or

(ii)	it:
(A)	understands that that any Standby Subscription Receipts and Common Shares issuable on the exchange of such Standby Subscription Receipts acquired by it have not been and will not be registered under the 1933 Act and that the sale to it contemplated hereby is being made in reliance on a private placement exemption pursuant to Regulation D under the 1933 Act;

(B)	has received a copy, for its information only, of the Prospectus and has had access to such additional information, if any, concerning PERC as it has considered necessary in connection with its decision to invest in the Standby Subscription Receipts and Common Shares issuable on the exchange of such Standby Subscription Receipts;

(C)	has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Standby Subscription Receipts and Common Shares issuable on the exchange of such Standby Subscription Receipts and is able to bear the economic risks of such investment;

(D)	is an “accredited investor” as defined in rule 501 under the 1933 Act;

(E)	acknowledges that it is not purchasing the Standby Subscription Receipts and Common Shares issuable on the exchange of such Standby Subscription Receipts as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(F)	agrees that it will not offer, sell or otherwise transfer any of the Common Shares issuable on the exchange of the Standby Subscription Receipts or the Standby Purchaser Rights Offering Subscription Receipts, directly or indirectly, unless:
(i)	the sale is to PERC; or

(ii)	(a) the sale is to a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act, and (b) a purchaser’s letter containing representations, warranties and agreements substantially similar to those contained in this Section 6.1(n)(ii) (except that such purchaser’s letter need not contain the representation set forth in paragraph 6.1(n)(ii)(B) above) is executed by the purchaser and delivered to PERC prior to the sale; or

(iii)	the sale is made outside the U.S. in compliance with the requirements of Regulation S and in compliance with applicable local laws and regulations; or

(iv)	the sale is made pursuant to an exemption from registration under the 1933 Act provided by Rule 144 thereunder, if available; or

(v)	the sale is made in a transaction that does not require registration under the 1933 Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and it has furnished to PERC an opinion of counsel of recognized standing reasonably satisfactory to PERC;

(G)	understands and acknowledges that upon the original issuance of the Standby Subscription Receipts and the Common Shares issuable on exchange of the Standby Subscription Receipts, and until such time as is no longer required under applicable requirements of the 1933 Act or applicable state laws, all certificates representing the Standby Subscription Receipts and the Common Shares issuable in exchange of the Standby Subscription Receipts, and all certificates issued in exchange therefor or in substitution thereof, will bear, on the face of such certificates, the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF PRIMARY ENERGY RECYCLING CORPORATION (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT;

provided, that (x) if the Standby Subscription Receipts or any Standby Purchaser Rights Offering Subscription Receipts are being sold in accordance with the procedures set forth in Section 3.1(p), the legend may be removed upon delivery of a certificate in the form attached as Schedule D or (y) if the Standby Subscription

Receipts or any Standby Purchaser Rights Offering Subscription Receipts are being sold pursuant to Rule 144 of the 1933 Act, the legend may be removed by delivery to Computershare Trust Company of Canada of an opinion of counsel, of recognized standing reasonably satisfactory to PERC, to the effect that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

(H)	understands and acknowledges that PERC (i) is under no obligation to be or remain a “foreign issuer” (as defined in Regulation S under the 1933 Act), (ii) may not, at the time it sells Standby Subscription Receipts, Standby Purchaser Rights Offering Subscription Receipts or Common Shares underlying such Subscription Receipts or at any other time, be a “foreign issuer” and (iii) may engage in any one or more transactions which would cause PERC not to be a “foreign issuer”.
(o)	It will, and will cause its Substituted Standby Purchaser(s), as applicable, to, for so long as it or such Substituted Standby Purchaser(s), as the case may be, holds any Standby Purchaser Rights Offering Subscription Receipts or Standby Subscription Receipts, offer or sell such securities only (a) pursuant to an exemption from, or in a manner not requiring registration or delivery of a prospectus under, the registration and prospectus delivery requirements of the 1933 Act, including without limitation Section 5 thereof and (b) in a manner not requiring any filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency pursuant to U.S. state securities or blue sky laws, other than the U.S. Qualifying Jurisdictions.

(p)	It will enter into the Subscription Receipt Agreement on or prior to the filing of the Final Prospectus providing for the creation and issue of the Subscription Receipts containing customary terms and conditions for subscription receipts of this nature, such terms and conditions being consistent with the terms as described in the Final Prospectus and otherwise satisfactory to it, acting reasonably, including, for greater certainty, the Release Condition.
6.2	Survival. All representations and warranties of the Standby Purchasers contained herein will survive the completion of the purchase of the Standby Subscription Receipts by the Standby Purchasers and will continue in full force and effect for a period of two years notwithstanding any investigation, inquiry or other steps which may be taken by or on behalf of PERC except for the representations and warranties of the Standby Purchasers set out in Sections 6.1(a), 6.1(b) and 6.1(c) which will continue in full force and effect indefinitely.

ARTICLE 7
CLOSING AND CONDITIONS
7.1	The closing of the purchase by the Standby Purchasers and sale by PERC of the Subscription Receipts to be purchased by the Standby Purchasers hereunder will be completed at the Toronto offices of Torys LLP at 8:30 a.m. (Toronto time) (the “Closing Time”) on the Closing Date or at such other time and/or on such other date and/or at such other place as PERC and the Standby Purchasers may agree upon in writing. On such date, and upon payment being made by the Standby Purchasers in accordance with Section 2.5, definitive certificates representing the number of Subscription Receipts that is equal to the number of Subscription Receipts to be purchased by the Standby Purchasers hereunder will be delivered to the Standby Purchasers by PERC, such certificates to be registered in the name of CDS & Co.

7.2	The obligation of each Standby Purchaser to complete the closing of the transactions set out in this Agreement is subject to the following conditions being satisfied in full which conditions are for the exclusive benefit of each such Standby Purchaser, any of which may be waived with respect to such Standby Purchaser, in whole or in part, by such Standby Purchaser on its own behalf, in its sole and absolute discretion:
(a)	There will not be any claims, litigation, investigations or proceedings, including (without limitation) appeals and applications for review, in progress, or to the knowledge of PERC, pending, commenced or threatened, by any Person that have a reasonable likelihood of success in the judgment of such Standby Purchaser or by any Governmental Entity, in respect of the Rights Offering that are material to PERC on a consolidated basis.

(b)	There will be no inquiry, investigation (whether formal or informal) or other proceeding commenced by a Governmental Entity pursuant to applicable Laws in relation to PERC or any of its subsidiaries or in relation to any of the directors and officers of PERC, any of which suspends or ceases trading (which suspension or cessation of trading is continuing) in the Rights, the Subscription Receipts or Common Shares or operates to prevent or restrict the lawful distribution of the Securities, the Standby Subscription Receipts or the Common Shares underlying the Standby Subscription Receipts (which prevention or restriction is continuing).

(c)	There will be no order issued by a Governmental Entity pursuant to applicable Laws and no change of Law, either of which suspends or ceases trading in the Rights, the Subscription Receipt or Common Shares (which suspension or cessation of trading is continuing) or operates to prevent or restrict the lawful distribution of the Rights, the Subscription Receipts issuable upon exercise of the Rights or Common Shares underlying the Subscription Receipts (which prevention or restriction is continuing).

(d)	The Form F-7 will have been filed as provided herein and will have become and remain effective, and no stop order suspending the effectiveness thereof,

or of any part thereof, will have been issued and no proceeding for that purpose will have been initiated or threatened by the SEC and no notice of objection of the SEC to the use of the Form F-7 or any amendment thereto will have been received.

(e)	The issuance of Standby Subscription Receipts, the Standby Purchaser Rights Offering Subscription Receipts and the Common Shares underlying the Subscription Receipts will be exempt from the registration or qualification requirements of or will have been qualified for sale in the Standby Purchaser Blue Sky States.

(f)	The Rights and the Common Shares being listed on the TSX.

(g)	The TSX having approved the listing of the Standby Subscription Receipts, the Subscription Receipts issuable upon the exercise of the Rights and the Common Shares underlying the Subscription Receipts and the Standby Subscription Receipts, subject to the filing of customary documents with the TSX.

(h)	The terms of the Rights Offering will not have been changed.

(i)	Such Standby Purchaser will have received, with respect to such matters as are listed on Schedule C, a legal opinion dated as of the Closing Date from counsel to PERC (who may rely on the opinion of counsel acceptable to them as to matters governed by the laws of jurisdictions other than the Province of Ontario, and who may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers of PERC).

(j)	Such Standby Purchaser will have received at the Closing Time a certificate or certificates dated the Closing Date and signed on behalf of PERC by the Chief Executive Officer and the Chief Financial Officer of PERC or such other officers of PERC acceptable to such Standby Purchaser, acting reasonably, in form and content satisfactory to such Standby Purchaser, acting reasonably, addressed to such Standby Purchaser certifying for and on behalf of PERC after having made due enquiry, with respect to the following matters:
(i)	its constating documents;

(ii)	the resolutions of its board of directors relevant to the approval of the Prospectus and the signing and filing thereof, the allotment, issue and sale of the Securities, the Standby Subscription Receipts and the Common Shares underlying the Standby Subscription Receipts and the authorization of this Agreement and the transactions contemplated herein; and

(iii)	the incumbency and signatures of certain of its authorized signing officers.

(k)	PERC will have performed or complied with, in all material respects, each of its covenants contained in this Agreement and each of its representations and warranties will be true and correct in all material respects and such Standby Purchaser will have received at the Closing Time a certificate or certificates dated the Closing Date and signed on behalf of PERC by the Chief Executive Officer and the Chief Financial Officer of PERC or such other officers of PERC acceptable to such Standby Purchaser, acting reasonably, addressed to such Standby Purchaser certifying for and on behalf of PERC after having made due enquiry and after having carefully examined the Prospectus, including (without limitation) all documents incorporated by reference that:
(i)	since the respective dates as of which information is given in the Final Prospectus as amended by any Prospectus Amendment there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of PERC and its subsidiaries on a consolidated basis, other than as disclosed in the Final Prospectus or any Prospectus Amendment, as the case may be;

(ii)	no order, ruling or determination, having the effect of suspending the sale or ceasing the trading of the Common Shares or any other securities of PERC having been issued by any Securities Commission that is continuing in effect and no inquiry, investigation (whether formal or informal) or other proceedings for that purpose having been instituted or are pending or, to the knowledge of such officers, having been contemplated or threatened under any of the Securities Laws or by any Securities Commission or other Governmental Entity;

(iii)	PERC has duly complied in all material respects with the terms, conditions and covenants of this Agreement on its part to be complied with up until the Closing Time; and

(iv)	the representations and warranties of PERC contained in this Agreement are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement, except for such representations and warranties which are stated to be qualified as to materiality, in which case such representations and warranties will be true and correct as of the Closing Time, and all such matters will in fact be true and correct as at the Closing Time.
7.3	PERC agrees that the conditions contained in Section 7.2 will be complied with so far as the same relates to acts to be performed or to be caused to be performed by PERC and that it will use its commercially reasonable efforts to cause such conditions to be complied with.

7.4	Provided that PERC has used its best efforts to comply with (or cause to be complied with) such conditions, the obligation of PERC to complete the closing of the transactions set out in this Agreement is subject to the following conditions being satisfied in full which conditions are for the exclusive benefit of PERC, any of which may be waived, in whole or in part, by PERC, in its sole and absolute discretion:
(a)	There will be no inquiry, investigation (whether formal or informal) or other proceeding commenced by a Governmental Entity pursuant to applicable Laws in relation to PERC or any of its subsidiaries or in relation to any of the directors and officers of PERC, any of which suspends or ceases trading (which suspension or cessation of trading is continuing) in the Rights, the Subscription Receipts or Common Shares or operates to prevent or restrict the lawful distribution of the Securities, the Standby Subscription Receipts or the Common Shares underlying the Standby Subscription Receipts (which prevention or restriction is continuing).

(b)	There will be no order issued by a Governmental Entity pursuant to applicable Laws and no change of Law, either of which suspends or ceases trading in the Rights, the Subscription Receipts or Common Shares (which suspension or cessation of trading is continuing) or operates to prevent or restrict the lawful distribution of the Rights, the Subscription Receipts issuable upon the exercise of the Rights or the Common Shares underlying the Subscription Receipts (which prevention or restriction is continuing).

(c)	Each of the Standby Purchasers will have performed or complied with, in all material respects, each of its covenants contained in this Agreement and each of its representations and warranties will be true and correct and PERC will have received at the Closing Time a certificate or certificates dated the Closing Date and signed on behalf of each Standby Purchaser by such officers of the Standby Purchaser acceptable to PERC, acting reasonably, addressed to PERC certifying for and on behalf of the Standby Purchaser after having made due enquiry that:

(i)	the Standby Purchaser has duly complied in all material respects with the terms, conditions and covenants of this Agreement on its part to be complied with up until the Closing Time; and

(ii)	the representations and warranties of the Standby Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement, except for such representations and warranties which are stated to be qualified as to materiality, in which case such representations and warranties will be true and correct as of the Closing Time, and all such matters will in fact be true and correct as at the Closing Time.

7.5	Each of the Standby Purchasers agrees that the conditions contained in Section 7.4 will be complied with so far as the same relates to acts to be performed or to be caused to be performed by such Standby Purchaser and that it will use its commercially reasonable efforts to cause such conditions to be complied with.
ARTICLE 8
CONFIDENTIALITY AND PUBLIC ANNOUNCEMENT
8.1	Confidentiality. None of the parties hereto will, without the prior consent of the other parties, disclose the terms of this Agreement, except that such disclosure may be made to any party’s officers, directors, partners, advisors and employees who require such information for the purpose of consummating the transactions contemplated by this Agreement or as may otherwise be required by Law or the rules of the TSX.

8.2	Public Announcement. PERC will make a public announcement regarding this Agreement in a form satisfactory to the Standby Purchasers, acting reasonably.
ARTICLE 9
TERMINATION
9.1	Termination by PERC. PERC will be entitled, at any time and in its sole discretion, to elect to terminate this Agreement, without any liability on its part, by giving written notice of such election to the Standby Purchasers, if:
(a)	either Standby Purchaser is in material default of its obligations hereunder and fails to remedy such breach on or before the date that is 30 days following the date upon which PERC has provided written notice of such breach;

(b)	if any of the conditions set out in Section 7.4 are not satisfied on or before the Closing Date, provided however that PERC will be entitled to make such election to terminate only if PERC has used best efforts to comply with its obligations under this Agreement which directly or indirectly relate to the relevant termination right which are required to have been performed prior to the time of giving such notice to the Standby Purchasers.

9.2	Termination by the Standby Purchasers. Each of the Standby Purchasers will be entitled, severally and not jointly, by giving written notice to PERC at any time prior to the Expiry Time, to terminate and cancel, without any liability on its part, its obligations under this Agreement, if:
(a)	any inquiry, investigation (whether formal or informal) or other proceeding is commenced by a Governmental Entity pursuant to applicable Laws in relation to PERC or any of its subsidiaries or in relation to any of the directors and officers of PERC, any of which suspends or ceases trading in the Rights, the Subscription Receipts or Common Shares or operates to prevent or restrict the lawful distribution of the Securities, the Standby

Subscription Receipts or the Common Shares underlying the Standby Subscription Receipts;
(b)	any order is issued by a Governmental Entity pursuant to applicable Laws, or if there is any change of Law, either of which suspends or ceases trading in any of the Rights or Common Shares or operates to prevent or restrict the lawful distribution of any of the Rights or the Common Shares issuable upon exercise of the Rights;

(c)	any Material Adverse Change occurs at any time following the execution of this Agreement by the Standby Purchasers;

(d)	there should develop or occur or come into effect, any catastrophe of national or international consequence or any law or other occurrence of any nature whatsoever that in the reasonable opinion of such Standby Purchaser, seriously adversely affects, or will seriously adversely affect the financial markets in Canada or the U.S. or which results in or will result in a Material Adverse Change;

(e)	the Common Shares, the Subscription Receipts or the Rights are de-listed or suspended or halted for trading for a period greater than one Business Day for any reason by the TSX at any time prior to the closing of the Rights Offering.

(f)	PERC fails to obtain: (i) final listing approval from the TSX for the Rights at least two days prior to the date named as the Record Date in the Final Prospectus; and (ii) conditional listing approval from the TSX in respect of the Subscription Receipts issuable upon exercise of the Rights and the Common Shares underlying the Subscription Receipts and the Standby Subscription Receipts prior to or on the Closing Date, subject to receipt of customary final documentation;

(g)	the Preliminary Prospectus, the Final Prospectus, any Prospectus Amendment or the Form F-7 is not in a form approved by such Standby Purchaser in accordance with Section 3.1(h);

(h)	the Final Prospectus has not been filed in each of the Qualifying Jurisdictions, the Form F-7 has not been filed with the SEC, or any filings required in the Standby Purchaser Blue Sky States will not have been made, in each case, on or before December 23, 2009;

(i)	PERC is in default of its obligations hereunder and fails to remedy such breach on or before the earlier of the date that is 30 days following the date upon which either of the Standby Purchasers has provided written notice of such breach;

(j)	if any of the conditions set out in Section 7.2 are not satisfied on or before the Closing Date; or

(k)	the Rights Offering is otherwise terminated or cancelled or the closing (as contemplated by Article 7) has not occurred on or before February 23, 2010.
Notwithstanding any other provision hereof, should PERC or any Standby Purchaser validly terminate this Agreement pursuant to, and in accordance with, this Article 9, the obligations of both PERC and each of the Standby Purchasers under this Agreement will terminate and there will be no further liability on the part of either Standby Purchaser to PERC, on the part of PERC to the Standby Purchasers, or on the part of either Standby Purchaser to the other hereunder (except for any breach of this Agreement which occurred on or prior to the termination or for any liability of any party that exists at such time or that may arise thereafter pursuant to Article 10 or Section 12.1).
ARTICLE 10
INDEMNIFICATION
10.1	PERC covenants and agrees to protect, indemnify and hold harmless each of the Standby Purchasers for and on behalf of itself and for and on behalf of and in trust for each of its directors, officers, employees, agents, members, partners and shareholders from and against any and all losses, claims, damages, liabilities, costs or expenses caused or incurred:
(a)	By reason of or in any way arising, directly or indirectly, out of any Misrepresentation or alleged Misrepresentation in the Prospectus or the Form F-7 other than any Misrepresentation or alleged Misrepresentation relating to the Standby Purchasers furnished in writing by the Standby Purchasers expressly for inclusion in the Prospectus or the Form F-7.

(b)	By reason of or in any way arising, directly or indirectly, out of any order made or inquiry, investigation or proceeding commenced or threatened by any Securities Commission, or other competent authority in Canada or the U.S. or before or by any Governmental Entity, based upon or relating to any Misrepresentation or alleged Misrepresentation in the Prospectus or the Form F-7, or any other document filed with the Securities Commissions in connection with the Rights Offering or the Prospectus, or relating to the Rights Offering, the issuance and sale of the Standby Subscription Receipts or other transactions contemplated in this Agreement including, without limitation, any actions taken or statements made by or on behalf of PERC in connection with the Rights Offering, the issuance and sale of the Standby Subscription Receipts or the other transactions contemplated in this Agreement (excluding, for greater certainty, any statements made by or on behalf of PERC exclusively to one or more Indemnified Parties) other than any Misrepresentation or alleged Misrepresentation relating to the Standby Purchasers furnished in writing by the Standby Purchasers expressly for inclusion in the Prospectus or the Form F-7.

(c)	The non-compliance or alleged non-compliance by PERC with any requirement of the Securities Laws or any other applicable Laws in connection with the Rights Offering, the issuance and sale of the Standby Subscription Receipts or the other transactions contemplated in this

Agreement, including (without limitation) PERC’s non-compliance with any statutory requirement to make any document available for inspection.

(d)	By reason of, or in any way arising, directly or indirectly, out of any breach or default of or under any representation, warranty, covenant or agreement of PERC contained herein.
10.2	Each of the Standby Purchasers severally and not jointly covenants and agrees to protect, indemnify and hold harmless PERC and the other Standby Purchasers for and on behalf of itself and for and on behalf of and in trust for each of its directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities, costs or expenses caused or incurred by reason of, or in any way arising, directly or indirectly, out of any breach or default of or under any representation, warranty, covenant or agreement of such Standby Purchaser contained herein or by reason of or in any way arising, directly or indirectly, out of any Misrepresentation or alleged Misrepresentation relating to any information in the Prospectus relating to such Standby Purchaser furnished in writing by such Standby Purchaser expressly for inclusion in the Prospectus.

10.3	In the event that any claim, action, suit or proceeding, including, without limitation, any inquiry or investigation (whether formal or informal), is brought or instituted against any of the Persons in respect of which indemnification is or might reasonably be considered to be provided for herein, such Person (an “Indemnified Party”) will promptly notify the Person from whom indemnification is being sought (being either PERC under Section 10.1 or the applicable Standby Purchaser under Section 10.2, as the case may be (the “Indemnifying Party”)) and the Indemnifying Party will promptly retain counsel who will be reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such claim, action, suit or proceeding, and the Indemnifying Party will pay all of the reasonable fees and disbursements of such counsel relating to such claim, action, suit or proceeding.

10.4	In any such claim, action, suit or proceeding, the Indemnified Party will have the right to retain other counsel to act on his or its behalf, provided that the fees and disbursements of such other counsel will be paid by the Indemnified Party unless:
(a)	the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such other counsel;

(b)	the named parties to any such claim, action, suit or proceeding (including, without limitation, any added, third or impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (such as the availability of different defenses); or

(c)	the Indemnifying Party fails to retain counsel as contemplated by Section 10.3 within fifteen business days of receiving notice as contemplated by Section 10.3.

10.5	Subject to Section 10.4, it is understood and agreed that the Indemnifying Party will not, in connection with any claim, action, suit or proceeding referred to in Section 10.3 commenced in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate legal firm for all Persons in respect of which indemnification is or might reasonably be considered to be provided for herein and such firm will be designated in writing by the Indemnified Party (on behalf of itself and its directors, officers, employees and agents) provided that if such counsel determines, acting reasonably, that it requires a legal firm qualified in another jurisdiction to assist it with any such claim, action, suit or proceeding referred to in Section 10.3, the Indemnifying Party will also be responsible for such reasonable fees and expenses of such additional legal firm.

10.6	Notwithstanding anything herein contained, no Indemnified Party will agree to any settlement of any claim, action, suit, proceeding, inquiry or investigation in respect of which indemnification is or might reasonably be considered to be provided for herein, unless the Indemnifying Party has consented in writing thereto, and the Indemnifying Party will not be liable for any settlement of any such claim, action, suit, proceeding, inquiry or investigation unless it has consented in writing thereto.

10.7	If the indemnification provided for in Article 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, will to the extent permitted by Law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the act or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

10.8	The obligations of PERC and the Standby Purchasers under this Article 10 will survive completion of any offerings described herein and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, or (ii) includes an admission of guilt, finding of liability or other non-monetary relief.

10.9	To the extent any indemnification by an Indemnifying Party is prohibited or limited by Law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Article 10 to the fullest extent permitted by Law; provided, however, that no person guilty of fraudulent misrepresentation will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
ARTICLE 11
NOTICE
11.1	Notice. Any notice or other communication required or permitted to be given hereunder will be in writing and will be personally delivered or sent by facsimile transmission as set forth below, or to such other address, facsimile number or Person as may be designated by notice.

(a)	In the case of PERC:

Primary Energy Recycling Corporation
2000 York Road, Suite 129
Oak Brook, Illinois 60523

	Attention:	John Prunkl
	Fax.:	(630) 371-0673

With a copy to:

EPCOR USA Ventures LLC
2000 York Road, Suite 129
Oak Brook, Illinois 60523

	Attention:	V. Michael Alverson — Chief Financial Officer
	Fax.:	(630) 371-0673

And with a copy to:

Torys LLP
79 Wellington Street West
Box 270, TD Centre
Toronto, ON M5K 1N2

	Attention:	James Scarlett
	Fax:	(416) 865-7380

(b)	In the case of West Face LP, West Face USA LP and West Face Master LP:

c/o West Face Capital Inc.
2 Bloor Street East
Suite 810
Box #85
Toronto, ON M4W 1A8

	Attention:	Peter Fraser
	Fax :	(647) 724-8910

With a copy to:

McCarthy Tétrault LLP
Suite 5300
Toronto Dominion Bank Tower
Toronto-Dominion Centre
Toronto, ON M5K 1E6

	Attention:	Andrew Parker
	Fax:	(416) 868-0673

(c)	In the case of SOF:

SOF Investments, L.P.
645 Fifth Avenue
21st Floor
New York, New York 10022

	Attention:	General Counsel
	Fax:	(212) 303-1650

With a copy to:

McCarthy Tétrault LLP
Suite 5300
Toronto Dominion Bank Tower
Toronto-Dominion Centre
Toronto, ON M5K 1E6

	Attention:	Andrew Parker
	Fax:	(416) 868-0673
11.2	Receipt of Notice. Notice will be deemed to be given on the day of actual delivery or the day of facsimile transmission, as the case may be, or if not a Business Day, on the next Business Day.
ARTICLE 12
GENERAL
12.1	Expenses. PERC will be responsible for all expenses related to the Rights Offering and the transactions contemplated by this Agreement, whether or not it is completed, including, without limitation, all fees and disbursements of its legal counsel, fees and disbursements of its accountants and auditors, all fees and disbursements in connection with any dealer manager or dealer managers engaged in connection with the Rights Offering (other than any such fees or disbursements agreed to be paid by such dealer manager or dealer managers), all expenses related to roadshows and marketing activities and any marketing documents or materials (including, without limitation, slide presentations and videos, if any), printing costs, translation fees and filing fees. All reasonable fees and disbursements of legal counsel to the Standby Purchasers and out-of-pocket expenses incurred by the Standby Purchasers in respect of the Rights Offering including in connection with this Agreement will be borne by PERC regardless of whether the Rights Offering is completed.

12.2	Obligations Several. PERC agrees that the obligations of the Standby Purchasers hereunder are several and not joint or joint and several.

12.3	Further Assurances. The parties hereto agree to do all such things and take all such actions as may be necessary or desirable to give full force and effect to the matters contemplated by this Agreement.

12.4	Assignment. This Agreement may not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other parties hereto.

12.5	Enurement. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

12.6	Waiver. Failure by any party hereto to insist in any one or more instances upon the strict performance of any one of the covenants or rights contained herein will not be construed as a waiver or relinquishment of such covenant or right. No waiver by either party hereto of any such covenant or right will be deemed to have been made unless expressed in writing and signed by the waiving party.

12.7	Amendments. No term or provision hereof may be amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of the amendment, discharge or termination is sought.

12.8	Counterparts and Facsimile. This Agreement may be executed in several counterparts and by facsimile, each of which when so executed will be deemed to be an original and such counterparts and facsimiles together will constitute one and the same instrument and notwithstanding their date of execution they will be deemed to be dated as of the date hereof. This Agreement will be deemed to have been entered into and to have become effective at the location at which the Standby Purchasers will have signed an original, counterpart or facsimile version thereof, without regard to the place at which PERC will have signed same.

12.9	Time. Time will be of the essence of this Agreement.

12.10	Entire Agreement. This Agreement and any other agreements and other documents referred to herein and delivered in connection herewith, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

12.11	Language. The parties hereby confirm their express wish that this document and all documents and agreements directly or indirectly related thereto be drawn up in English. Les parties reconnaissent qu’à leur demande le présent document ainsi que tous les documents et conventions qui s’y rattachent directement ou indirectement sont rédigés en langue anglaise.
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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered by their authorized officers as of the date first written above.

PRIMARY ENERGY RECYCLING CORPORATION
By:	“John D. Prunkl”
Name:	John D. Prunkl
Title:	President and Chief Executive Officer

By:
Name:
Title:

WEST FACE LONG TERM OPPORTUNITIES LIMITED PARTNERSHIP
By:	“John Maynard”
Name:	John Maynard
Title:	Chief Financial Officer, West Face Capital Inc., in its capacity as advisor

By:	“Peter Fraser”
Name:	Peter Fraser
Title:	West Face Capital Inc., in its capacity as advisor

WEST FACE LONG TERM OPPORTUNITIES (USA) LIMITED PARTNERSHIP
By:	“John Maynard”
Name:	John Maynard
Title:	Chief Financial Officer, West Face Capital Inc., in its capacity as advisor

By:	“Peter Fraser”
Name:	Peter Fraser
Title:	West Face Capital Inc., in its capacity as advisor

WEST FACE LONG TERM OPPORTUNITIES MASTER L.P.
By:	“John Maynard”
Name:	John Maynard
Title:	Chief Financial Officer, West Face Capital Inc., in its capacity as advisor

By:	“Peter Fraser”
Name:	Peter Fraser
Title:	West Face Capital Inc., in its capacity as advisor

SOF INVESTMENTS, L.P.
By:	“Marc R. Lisker”
Name:	Marc R. Lisker
Title:	General Counsel

By:
Name:
Title:

SCHEDULE A
BLUE SKY STATES
All states of the United States of America except Arizona, Arkansas, California, Minnesota, Ohio, Utah and Wisconsin.

SCHEDULE B
STANDBY COMMITMENT
Allotment of Standby Commitment between Standby Purchasers

Percentage of Standby
Standby Purchaser	Commitment
West Face Long Term Opportunity Limited Partnership	7%
West Face Long Term Opportunity (USA) Limited Partnership	16.5%
West Face Long Term Opportunity Master L.P.	26.5%
SOF Investments, L.P.	50%

SCHEDULE C
FORM OF BC, ONTARIO AND US OPINION OF COUNSEL TO PERC
Note: Separate Opinion to be delivered by Lawson Lundell as BC counsel to cover BC Opinions and separate opinion to be delivered by Torys as Ontario and US counsel, to cover Ontario and US opinions.
[Closing Date], 2009
West Face Long Term Opportunities Limited Partnership
West Face Long Term Opportunities (USA) Limited Partnership
West Face Long Term Opportunities Master L.P.
West Face Capital Inc.
2 Bloor Street East
Suite 810
Box 85
Toronto, ON M4W 1A8
SOF Investments, L.P.
645 Fifth Avenue
21st Floor
New York, New York 10022
[and to Substituted Standby Purchaser, if any]

Re:	Primary Energy Recycling Corporation Rights Offering
Dear Sirs/Mesdames:
We have acted as counsel to Primary Energy Recycling Corporation (the “Company”) in connection with the distribution of • rights (“Rights”) of the Company (the “Rights Offering”) pursuant to a short form prospectus dated • , 2009 (the “Prospectus”). Each Right entitles the holder to acquire • subscription receipts (a “Subscription Receipt”) of the Company (the “Rights Offering Subscription Receipts”) on payment of a subscription price equal to $• per Subscription Receipt.
Each Subscription Receipt will be automatically exchanged for one common share in the capital of the Company (the “Underlying Common Shares”) without payment of additional consideration pursuant to the terms and conditions set out in a subscription receipt agreement dated •, 2009 (the “Subscription Receipt Agreement”) between West Face Long Term Opportunities Limited Partnership, West Face Long Term Opportunities (USA) Limited Partnership, West Face Long Term Opportunities Master Fund L.P., SOF Investments, L.P. (together, the “Standby Purchasers”), the Company and Computershare Trust Company of Canada.
In connection with the Rights Offering, PERC has also entered into:

(a)	a rights agency agreement (the “Rights Agency Agreement”) dated •, 2009 with Computershare Investor Services Inc.; and

(b)	a registration rights agreement (the “Registration Rights Agreement”) dated •, 2009 in favour of the Standby Purchasers.
This opinion is provided to you pursuant to Section 7.2(i) of the standby purchase agreement (the “Standby Purchase Agreement”) dated September •, 2009 between the Standby Purchasers and the Company.
The Rights, the Subscription Receipts issuable upon exercise of the Rights, the Standby Subscription Receipts and the Common Shares issuable upon the exchange of the Subscription Receipts and the Standby Subscription Receipts are collectively referred to herein as the “Securities”.
The Standby Purchase Agreement, the Subscription Receipt Agreement, the Rights Agency Agreement and the Registration Rights Agreement are referred to herein as the “Documents”.
All capitalized terms used in this opinion will, unless otherwise defined herein, have the meanings ascribed to them in the Standby Purchase Agreement. “Applicable Securities Laws” means all applicable securities Laws (including for the avoidance of doubt, state blue sky Laws) of each Qualifying Jurisdiction.
As counsel to the Company we have participated in the preparation of, among other things:
(c)	the Prospectus;

(d)	the Form F-7; and

(e)	the Documents.
We have considered such questions of law, examined such statutes and regulations and made such investigations and examined originals or copies certified, authenticated or otherwise identified to our satisfaction, of records and corporate proceedings, certificates and other documents as we have considered to be necessary or relevant for the purposes of the opinions hereinafter expressed, including the following:
(a)	the currently effective constating documents and by-laws of the Company;

(b)	a certified copy of the resolutions of the Board of Directors of the Company, authorizing, inter alia, the Prospectus, the Standby Purchase Agreement, the Subscription Receipt Agreement, the creation and issuance of the Securities;

(c)	a certificate of even date herewith of a senior officer of the Company as to certain factual matters (the “General Certificate”);

(d)	a certificate of compliance in respect of the Company issued by the Registrar under the Business Corporations Act (British Columbia) and dated •, 2009 (the “Certificate of Compliance”);

(e)	a letter from the Toronto Stock Exchange (the “TSX”) dated •, 2009 relating to the conditional approval for listing of the Securities on the TSX (the “Listing Letter”); and

(f)	a copy of the receipt for the Prospectus dated •, 2009 issued by the Ontario Securities Commission (“OSC”) pursuant to the “passport system” under National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions (“NP 11-202”).
In our examinations, we have assumed, without any investigation or verification: (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies or facsimiles thereof; (iv) the legal capacity of all individuals; and (v) that the statements made by governmental officials in certificates provided by them are true and correct as at the time they were made and continue to be true and correct from such time to the time of delivery of this opinion.
With respect to the opinion in paragraph 1, we have relied exclusively on the Certificate of Compliance.
With respect to the opinions in paragraphs 2, 3, 4, 5, 6 and 8, we have relied as to certain matters of fact on the General Certificate.
In expressing the opinion in paragraph 9, we have assumed that the Documents have been duly authorized, executed and delivered by all parties thereto other than the Company and that each such document constitutes a legal, valid and binding obligation of each of the parties thereto other than the Company and is enforceable in accordance with its terms against all parties thereto other than the Company, subject to the qualifications on enforceability referred to below.
With respect to the opinions in paragraphs 10 and 13, we have relied on the receipt for the Prospectus dated •, 2009 issued by the OSC pursuant to the “passport system” under NP 11-202.
In expressing the opinion set forth in paragraph 10 and 13, we have assumed that the Prospectus (including the documents incorporated by reference therein): (i) constitutes full, true and plain disclosure of all material facts relating to the Company, the Securities as required by Applicable Securities Laws; (ii) does not contain any misrepresentation likely to affect the value or market price of the Securities; (iii) does not contain any untrue statement of a material fact; and (iv) does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.
In expressing the opinion in paragraph 10 and 13, we have assumed that no material change (as defined in the Securities Act (Ontario) (the “Securities Act”) or other Applicable Securities Laws has occurred since the date of the Prospectus, which would require the Company to file an amendment to the Prospectus (including by way of filing a document which would be incorporated by reference therein) pursuant to the Securities Act or other Applicable Securities Laws. We have also assumed that at all material times, no order of any court or competent regulatory authority has been or will have been issued to cease, restrict or suspend the trade or distribution of any securities of the Company, or that affects any person who engages in such a trade, and no court judgment, order, decree, injunction, decision or ruling will be in effect which prevents the trade or distribution of securities of the Company, or that affects any person who engages in such trade. We have also assumed that the Company is eligible to use the short form prospectus procedures established under National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”) and that it has elected to use such procedures in accordance with NI 44-101.
The opinions in paragraphs 1, 2, 3, 4, 5, 6, 8, 13, 14 and 15 and are limited to the laws of the Province of British Columbia. The opinions in paragraphs 7, 9, 10, 11, 12 and 20 are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. The opinions in paragraphs 16, 17, 18 and 19 are limited to the federal securities laws of the United States. All opinions expressed in this letter concerning the laws of the Province of Ontario and the federal laws of Canada applicable therein have been given by members of the Law Society of Upper Canada and all opinions concerning the federal securities laws of the United States have been given by members of the Bar of the State of New York. We do not express or imply any opinion in respect of the laws of any other jurisdiction.
In expressing the opinion in paragraph 20, we have relied exclusively on the Listing Letter.
The opinions herein with respect to enforceability are subject to all applicable bankruptcy, insolvency, winding-up, arrangement, reorganization, moratorium and other laws affecting the enforcement of the rights of creditors generally and to the discretion of the courts in granting equitable remedies, including the remedies of specific performance and injunction. The opinions herein with respect to the enforceability of the Documents is further subject to the qualifications that: (a) the validity and enforceability of the provisions in any documentation which purports to sever from such document any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of the said document would be determined in the discretion of the court; (b) the enforceability of any provision of any documentation exempting a person from a liability or duty otherwise owed by it, waiving legal and equitable defences, agreeing not to challenge the validity or enforceability of remedies or that provides that a determination or calculation made by a person is conclusive and binding on any other person may be limited under applicable law; (c) the costs of and incidental to proceedings taken in court are in the discretion of the court and the court has full power to determine by whom and to what extent such costs will be paid; (d) we express no opinion with respect to the validity and enforceability of any provision in the Documents that suggests that modifications, amendments or waivers of or with respect to such transaction document that are not in writing will be ineffective; (e) pursuant to the Currency Act (Canada), a judgment by a court in any province in Canada may be awarded in Canadian currency only and such judgement may be based on a rate of exchange in existence on a day other than the date of payment of such judgement; (f) the enforceability of such document will be subject to the limitations contained in the Limitations Act, 2002 (Ontario) and we express no opinion as to whether a court may find any provision in such document to be unenforceable on the basis that such provision is an attempt to vary or exclude a limitation period under such Act. In addition, we express no opinion as to the enforceability of the indemnity and contribution provisions of the Documents or any other agreement relating to the Rights Offering nor do we express any opinion as to whether such provisions do not contravene any laws of the provinces of British Columbia, Alberta, Ontario or Québec or the federal laws of Canada applicable therein.

The opinions hereinafter expressed are based on legislation and regulations in effect on the date hereof.
Based upon and subject to the foregoing, we are of the opinion that on the date hereof:
1.	The Company is a corporation incorporated and existing under the laws of the Province of British Columbia.

2.	The Company has the requisite power and capacity to carry on its business as described in the Prospectus, to enter into and carry out its obligations under the Documents and to issue the Securities as contemplated by the Prospectus, the Standby Purchase Agreement and the Subscription Receipt Agreement.

3.	The execution and delivery of the Prospectus and the filing of the Prospectus and the Form F-7 pursuant to Applicable Securities Laws have been duly authorized by all necessary corporate action on the part of the Company.

4.	All necessary corporate action has been taken by and on behalf of the Company to authorize the creation, issuance and distribution of the Securities.

5.	The Rights have been duly authorized and validly issued, and upon payment of the subscription price and the valid exercise of the Rights as contemplated in the Prospectus and upon payment of the price for the Standby Subscription Receipts as contemplated by the Standby Purchase Agreement, such Subscription Receipts will be duly authorized and will be validly issued as fully-paid and non-assessable Subscription Receipts in the capital of the Company and upon the release from escrow to the holders of Subscription Receipts as contemplated in the Subscription Receipt Agreement, the Common Shares will be duly authorized and will be validly issued as fully-paid and non-assessable Common Shares in the capital of the Company.

6.	Neither the execution and delivery by the Company of the Documents nor the consummation of the transactions contemplated by the Documents resulted, or will result, in a breach (whether after notice or lapse of time or both) of: (a) the constating documents or by-laws of the Company; or (b) any applicable laws of the Province of British Columbia or the federal laws of Canada applicable therein.

7.	Neither the execution and delivery by the Company of the Documents nor the consummation of the transactions contemplated by the Documents resulted, or will result, in a breach (whether after notice or lapse of time or both) of: (a) the Credit Facility; or (b) any applicable laws of the Province Ontario or the federal laws of Canada applicable therein or New York state law or federal U.S. law applicable therein.

8.	The Documents and the performance by the Company of its obligations thereunder have been duly authorized by the Company and each has been duly executed and delivered by the Company.

9.	The Documents each constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

10.	All necessary documents have been filed, all requisite proceedings have been taken and all legal requirements have been fulfilled by the Company under Applicable Securities Laws to qualify the Rights and the Subscription Receipts, including the Standby Subscription Receipts, for distribution in the province of Ontario through registrants registered under the applicable legislation in the such province who comply with the relevant provisions of such applicable legislation.

11.	The issuance and delivery of the Common Shares in the Province of Ontario issuable upon the exchange of the Subscription Receipts and the Standby Subscription Receipts are exempt from the registration and prospectus requirements of the Applicable Securities Laws and no prospectus or other documents are required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of securities regulatory authorities in the Province of British Columbia obtained under the Applicable Securities Laws in connection therewith, provided that such issuance and delivery are made in accordance with the terms and conditions of the Subscription Receipts.

12.	The first trade of Common Shares in the Province of Ontario will not be subject to the prospectus requirements of the Applicable Securities Laws and no document is required to be filed, proceeding taken or approval, permit, consent, order or authorization of securities regulatory authorities required to be obtained by the Company under the Applicable Securities Laws to permit the first trade of such securities through persons or companies appropriately registered under the Applicable Securities Laws or in reliance on an exemption from the registration requirements of the Applicable Securities Laws, provided that such first trade is not a “control distribution” as such term is defined in National Instrument 45-102 Resale of Securities.

13.	All necessary documents have been filed, all requisite proceedings have been taken and all legal requirements have been fulfilled by the Company under Applicable Securities Laws to qualify the Rights and the Subscription Receipts, including the Standby Subscription Receipts, for distribution in the province of British Columbia through registrants registered under the applicable legislation in the such province who comply with the relevant provisions of such applicable legislation.

14.	The issuance and delivery of the Common Shares in the Province of British Columbia issuable upon the exchange of the Subscription Receipts and the Standby Subscription Receipts are exempt from the registration and prospectus requirements of the Applicable Securities Laws and no prospectus or other documents are required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of securities regulatory authorities in the Province of Ontario obtained under the Applicable Securities Laws in connection therewith, provided that such issuance and delivery are made in accordance with the terms and conditions of the Subscription Receipts.

15.	The first trade of Common Shares in the Province of British Columbia will not be subject to the prospectus requirements of the Applicable Securities Laws and no document is required to be filed, proceeding taken or approval, permit, consent, order or authorization of securities regulatory authorities required to be obtained by the Company under the Applicable Securities Laws to permit the first trade of such securities through persons or companies appropriately registered under the Applicable Securities Laws or in reliance on an exemption from the registration requirements of the Applicable Securities Laws, provided that such first trade is not a “control distribution” as such term is defined in National Instrument 45-102 Resale of Securities.

16.	The Form F-7 has become effective under the 1933 Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Form F-7 has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

17.	The Company is not registered , and after giving effect to the offering and the sale of the Securities, and the application of the proceeds thereof as described in the Prospectus, will not be required to register as, an “investment company” pursuant to the U.S. Investment Company Act of 1940, as amended.

18.	The Form F-7 and each document incorporated by reference therein, as of the effective time thereof (other than financial statements and other financial data included or incorporated by reference therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act.

19.	Based in part on the representations of the Standby Purchasers in the Standby Purchase Agreement, the offer, sale and issuance of (i) the Standby Subscription Receipts to be issued in accordance with the Standby Purchase Agreement and (ii) the Common Shares issuable upon conversion of the Standby Subscription Receipts, are exempt from the registration requirements of Section 5 of the 1933 Act.

20.	The Securities have been approved for listing on the TSX, subject only to such usual conditions and to the filing of usual documents in accordance with the requirements of the TSX.
* * * * * *
     This opinion is rendered solely to the addressees in connection with the Rights Offering and the Standby Purchase Agreement and may not be used or relied upon by you for any other purpose or used or relied upon by any other person, nor quoted from or referred to in any documents without our prior written consent. This opinion is given as of the date hereof and we disclaim any obligation or undertaking to advise you of any change in law or fact affecting or bearing upon this opinion occurring after the date hereof which come, or are brought, to our attention.
Yours very truly,

1A

SCHEDULE D
CERTIFICATE
OF [SELLER NAME]
[Date]
     This Certificate (this “Certificate”) is being provided to Primary Energy Recycling Corporation (the “Company”), a corporation organized under the laws of British Columbia and publicly traded on the Toronto Stock Exchange (the “TSX”), by [Seller Name] (the “Seller”), in connection with the sale (the “Sale”) by Seller of [number] shares (the “Shares”) of [common stock] (“Company Common Stock”) of the Company.
     In connection with the Sale, the undersigned hereby certifies that the statements set forth below are true, correct and complete as of the date hereof.
1.	The Seller, together with its affiliates, holds in the aggregate [number] shares of Company Common Stock.

2.	None of the Seller’s members, managers or affiliates serves as an officer or director of the Company.

3.	The Seller does not control the Company and is not directly or indirectly controlled by, or under common control with, the Company and is not an “affiliate” of the Company within the meaning of Rule 405 promulgated under the United States Securities Act of 1933, as amended.

4.	The Shares have not and will not be offered by Seller for sale to a person in the United States.

5.	The Shares have not been and will not be offered or sold by Seller in a manner specifically targeted at identifiable groups of United States citizens living abroad.

6.	[Any sale of the Shares by Seller will be executed in, on or through the facilities of the TSX.][1]

7.	Neither the Seller nor any person acting on its behalf knows that a sale of the Shares has been pre-arranged with a buyer in the United States.

8.	With respect to the Shares, the Seller has not undertaken and will not undertake any activity for the purpose of conditioning the market in the United States for the Shares, nor has the Seller requested any other person to undertake any such activity, nor will the Seller request any other person to undertake any such activity.

[1]	To be included only for a sale effectuated on the TSX.

2A

9.	The contemplated Sale is not a transaction which, although in technical compliance with Regulation S under the United States Securities Act of 1933, as amended, is part of a plan or scheme to evade the registration provisions of such Act.
     In addition to the Company, this Certificate may be relied upon by any transfer agent for the Company with respect to the Sale and any legal counsel to the Company or the Seller from whom a legal opinion with respect to the Sale is requested, but may not be relied upon by any other person without the Seller’s prior written consent.
[Signature page follows]

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first above written.